Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$130,937	$117,513	$369,016	$337,128
Cost of operations	53,438	53,295	151,977	161,009
Sales and marketing	32,561	33,136	94,916	95,061
General and administrative	22,689	23,083	70,505	73,851
Depreciation and amortization	6,552	6,508	20,040	20,151
Interest income	16	19	54	64
Interest expense	5,833	5,832	17,497	17,500
Gain on investments	—	—	—	8,074
Loss on convertible notes	3,296	—	3,296	—
Other expense	—	—	1,353	2,297

Income (loss) from continuing operations before income tax provision (benefit)	6,584	(4,322)	9,486	(24,603)
Income tax provision (benefit)	3,353	(1,202)	5,182	(7,604)

Income (loss) from continuing operations	3,231	(3,120)	4,304	(16,999)
Income from discontinued operations, net of tax	—	2,235	—	2,743

Net income (loss)	$3,231	$(885)	$4,304	$(14,256)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.07	$(0.06)	$0.09	$(0.33)
Income from discontinued operations	—	0.04	—	0.05

Net income (loss)	$0.07	$(0.02)	$0.09	$(0.28)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.06	$(0.06)	$0.09	$(0.33)
Income from discontinued operations	—	0.04	—	0.05

Net income (loss)	$0.06	$(0.02)	$0.09	$(0.28)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	48,540	49,021	48,954	51,468

Diluted	50,594	49,021	50,315	51,468

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue
Public portal advertising and sponsorship	$109,608	$97,562	$308,829	$279,082
Private portal services	21,329	19,951	60,187	58,046

	$130,937	$117,513	$369,016	$337,128

Earnings before interest, taxes, non-cash and other items ("Adjusted EBITDA") (a)	$31,720	$17,611	$82,250	$43,100
Interest, taxes, non-cash and other items (b)
Interest income	16	19	54	64
Interest expense	(5,833)	(5,832)	(17,497)	(17,500)
Income tax (provision) benefit	(3,353)	1,202	(5,182)	7,604
Depreciation and amortization	(6,552)	(6,508)	(20,040)	(20,151)
Non-cash stock-based compensation	(9,471)	(9,612)	(30,632)	(35,893)
Gain on investments	—	—	—	8,074
Loss on convertible notes	(3,296)	—	(3,296)	—
Other expense	—	—	(1,353)	(2,297)

Income (loss) from continuing operations	3,231	(3,120)	4,304	(16,999)
Income from discontinued operations, net of tax	—	2,235	—	2,743

Net income (loss)	$3,231	$(885)	$4,304	$(14,256)

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income (loss).

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Cash and cash equivalents	$776,098	$991,835
Accounts receivable, net	99,705	106,622
Prepaid expenses and other current assets	13,836	13,882
Deferred tax assets	9,821	10,328

Total current assets	899,460	1,122,667

Property and equipment, net	56,786	66,604
Goodwill	202,104	202,104
Intangible assets, net	14,402	16,105
Deferred tax assets	51,247	56,039
Other assets	22,007	27,106

Total Assets	$1,246,006	$1,490,625

Liabilities and Stockholders' Equity
Accrued expenses	$58,620	$64,256
Deferred revenue	86,850	92,176
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	146,976	157,938

2.25% convertible notes due 2016	300,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	22,224	22,698

Stockholders' equity	376,806	509,989

Total Liabilities and Stockholders' Equity	$1,246,006	$1,490,625

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$4,304	$(14,256)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(2,743)
Depreciation and amortization	20,040	20,151
Non-cash interest, net	3,245	3,244
Non-cash stock-based compensation	30,632	35,893
Deferred income taxes	4,592	(7,702)
Loss on convertible notes	3,296	—
Gain on investments	—	(8,074)
Changes in operating assets and liabilities:
Accounts receivable	6,917	26,325
Prepaid expenses and other, net	(100)	(2,529)
Accrued expenses and other long-term liabilities	(5,689)	(1,760)
Deferred revenue	(5,326)	(4,517)

Net cash provided by continuing operations	61,911	44,032
Net cash provided by discontinued operations	—	759

Net cash provided by operating activities	61,911	44,791

Cash flows from investing activities:
Proceeds received from ARS option	—	9,269
Purchases of property and equipment	(9,901)	(29,039)
Proceeds from sale of property and equipment	1,381	—

Net cash used in investing activities	(8,520)	(19,770)

Cash flows from financing activities:
Proceeds from exercise of stock options	19,482	827
Cash used for withholding taxes due on stock-based awards	(7,321)	(2,332)
Repurchase of convertible notes	(101,750)	—
Repurchases of shares through tender offers	(170,516)	(150,759)
Purchases of treasury stock	(9,023)	(24,879)
Excess tax benefit on stock-based awards	—	301

Net cash used in financing activities	(269,128)	(176,842)

Net decrease in cash and cash equivalents	(215,737)	(151,821)
Cash and cash equivalents at beginning of period	991,835	1,121,217

Cash and cash equivalents at end of period	$776,098	$969,396